CAREVIEW COMMUNICATIONS, INC. 8-K

Exhibit 10.31

CONSENT AND AGREEMENT REGARDING SBA LOAN AGREEMENT

This CONSENT AND AGREEMENT REGARDING SBA LOAN AGREEMENT (this “Consent Agreement”), dated as of April 17, 2020, by and among CAREVIEW COMMUNICATIONS, INC., a Nevada corporation (“Holdings”), CAREVIEW COMMUNICATIONS, INC., a Texas corporation and a wholly owned subsidiary of Holdings (the “Borrower”), CAREVIEW OPERATIONS, L.L.C., a Texas limited liability company and a wholly owned subsidiary of the Borrower (the “Subsidiary Guarantor”), and PDL INVESTMENT HOLDINGS, LLC, a Delaware limited liability company (as assignee of PDL BioPharma, Inc.), in its capacity as lender under the Credit Agreement defined below (in such capacity, the “Lender”) and in its capacity as agent (in such capacity, the “Agent”) under the Credit Agreement.

RECITALS

WHEREAS, Holdings, the Borrower, the Lender, the Agent and the Tranche Three Lender have entered into that certain Credit Agreement dated as of June 26, 2015 (as amended, the “Credit Agreement”) pursuant to which the Lender made a term loan to the Borrower in the original aggregate principal amount of $20,000,000 and the Tranche Three Lender made term loans to the Borrower in the original aggregate principal amount of $700,000;

WHEREAS, Holdings and the Borrower have determined that it is in the best interest of Holdings and the Borrower to obtain a loan from the U.S. Small Business Administration (the “SBA”) under the SBA’s Paycheck Protection Program, and have requested that the Agent and the Lender agree to consent, pursuant to the terms of the Credit Agreement, to the Borrower’s entering into a loan agreement with an SBA lender on or about April 13, 2020 and/or similar or related documentation thereto (collectively, the “SBA Loan Agreement”) for an unsecured loan from the SBA to the Borrower in the original aggregate principal amount of $781,800.00 (the “SBA Loan”); and

WHEREAS, the Agent and the Lender are willing to consent to the SBA Loan Agreement under the terms of the Credit Agreement, and the parties hereto desire to deem the SBA Loan to be “Debt” that is permitted under the Credit Agreement.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I.
DEFINITIONS

1.1         Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Consent Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

Article II.
CONSENT UNDER CREDIT AGREEMENT

2.1         Consent to SBA Loan. Pursuant to Section 10.1 of the Credit Agreement, the Agent and the Lender hereby (i) consent pursuant to Section 7 of the Credit Agreement to the Borrower’s entering into the SBA Loan Agreement and borrowing the SBA Loan, and (ii) agree that the SBA Loan shall be deemed to be Debt that is permitted under Section 7.1 of the Credit Agreement for the purposes of the Credit Agreement and the other Loan Documents.

Article III.
MISCELLANEOUS

3.1         Loan Document. This Consent Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

3.2         Effect of Consent Agreement. Except as expressly set forth herein, this Consent Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect, the rights and remedies of the parties to the Credit Agreement and shall not alter, modify, amend or in any way affect any of the terms or conditions contained therein, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to any future consent with respect to, or waiver, amendment, modification or other change of, any of the terms or conditions contained in the Credit Agreement in similar or different circumstances. Except as expressly stated herein, the Agent and the Lender reserve all rights, privileges and remedies under the Loan Documents. All references in the Credit Agreement and the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

3.3         Reaffirmation of Loan Documents. Each of Holdings, the Borrower and the Subsidiary Guarantor hereby reaffirms its obligations under each Modification Document and Loan Document to which it is a party. Each of Holdings, the Borrower and the Subsidiary Guarantor hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document, to the Agent, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof.

3.4         Fees and Expenses. The Borrower agrees to pay within five Business Days of the Consent Agreement Effective Date, by wire transfer of immediately available funds to an account of the Agent designated in writing, reimbursement from the Borrower of all costs and expenses incurred by the Agent and the Lender in connection with this Consent Agreement, including any and all fees payable or owed to Gibson, Dunn & Crutcher LLP in connection with the drafting, negotiation, and execution of this Consent Agreement.

3.5         Counterparts. This Consent Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed signature page of this Consent Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

3.6         Construction; Captions. Each party hereto hereby acknowledges that all parties hereto participated equally in the negotiation and drafting of this Consent Agreement and that, accordingly, no court construing this Consent Agreement shall construe it more stringently against one party than against the other. The captions and headings of this Consent Agreement are for convenience of reference only and shall not affect the interpretation of this Consent Agreement.

3.7         Successors and Assigns. This Consent Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (as permitted under the Credit Agreement).

3.8         Governing Law. This Consent Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

3.9         Severability. The illegality or unenforceability of any provision of this Consent Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Consent Agreement or any instrument or agreement required hereunder.

3.10       Release of Claims. In consideration of the Lender’s and Agent’s agreements contained in this Consent Agreement, each of Holdings, the Borrower and the Subsidiary Guarantor hereby releases and discharges the Lender and the Agent and their affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all other claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which Holdings, the Borrower or the Subsidiary Guarantor ever had or now has against the Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of the Agent, any Lender or any other Released Person relating to this Consent Agreement or the Credit Agreement or any other Loan Document on or prior to the date hereof.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Consent Agreement to be duly executed and delivered as of the date first above written.

CAREVIEW COMMUNICATIONS, INC.,
a Nevada corporation,
as Holdings

By:	/s/ Steven G. Johnson
Name: Steven G. Johnson
Title: President and Chief Executive Officer

CAREVIEW COMMUNICATIONS, INC.,
a Texas corporation,
as Borrower

By:	/s/ Steven G. Johnson
Name: Steven G. Johnson
Title: President and Chief Executive Officer

CAREVIEW OPERATIONS, L.L.C.,
a Texas limited liability company,
as Subsidiary Guarantor

By:	/s/ Steven G. Johnson
Name: Steven G. Johnson
Title: President and Chief Executive Officer

[Signature Page to Consent Agreement]

PDL INVESTMENT HOLDINGS, LLC,
a Delaware limited liability company,
as Agent

By:	/s/ Christopher Stone
Name: Christopher Stone
Title: CEO and Treasurer

PDL INVESTMENT HOLDINGS, LLC,
a Delaware limited liability company,
as Lender

By:	/s/ Christopher Stone
Name: Christopher Stone
Title: CEO and Treasurer

[Signature Page to Consent Agreement]